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                                       LEASE


     THIS LEASE ("LEASE"), made and entered into at Louisville, Kentucky, by and among (I) DOUGLASS VENTURES, a Kentucky general partnership, 1113 Red Fox Road, Louisville, Kentucky 40205, and ABFAM, INC., a Kentucky corporation, Kentucky Home Life Building, 239 S. 5th Street, 17th Floor, Louisville, Kentucky 40202-3269 (hereinafter collectively called "LESSOR"), (II) BLUE DOOR - BOWLING GREEN JOINT VENTURE, a Kentucky limited partnership, 13018 Settlers Point Trail, Louisville, Kentucky 40226 (hereinafter called "LESSEE"), and (III) BLUE DOOR RESTAURANTS, INC., a Kentucky corporation, 13018 Settlers Point Trail, Louisville, Kentucky 40226 and RICHARD J. REEVES, 13018 Settlers Point Trail, Louisville, Kentucky 40226, (hereinafter collectively called "GUARANTORS").

     WITNESSETH:

     ARTICLE I - GRANT AND TERM

SECTION 1.1 -

     (a)  LEASED PREMISES.

          For and in consideration of the rents, covenants, conditions and agreements hereinafter reserved and contained, Lessor leases to Lessee and Lessee hereby leases from Lessor that certain real property and all improvements thereon and fixtures and appurtenances thereto located at 1780 Scottsville Road, Bowling Green, Warren County, Kentucky 42104, as more particularly described on EXHIBIT "A" attached hereto and made a part hereof, together with any fixtures, buildings, or other improvements or alterations constructed, added, or made by Lessor or Lessee during the Term (as hereinafter defined) in accordance with the provisions of this Lease (the "PREMISES").

     (b)  ADDITIONAL PARKING LEASE.

          Lessee shall continue to maintain in full force and effect the Lease between Lessee and BLUE DOOR RESTAURANTS, INC., dated October 31, 1994, for premises adjacent to the Premises, during the Term and any extended or renewal term thereof (hereinafter referred to as the "PARKING LEASE"), a copy of which is attached hereto as EXHIBIT "B"; PROVIDED, HOWEVER, to the extent that Lessee, at the direction of Lessor as provided under Section 2.1(c), pays to Lessor the rental payments provided for under the Parking Lease and such payments to Lessor are made reasonably in advance of the due dates therefor under the Parking Lease, then Lessor shall have the obligation to remit such payments to the landlord under the Parking Lease. Lessee does hereby assign unto Lessor, all of Lessee's right to exercise the Right of First Refusal contained in the Parking Lease, and Lessee further agrees to assign the Parking Lease in its entirety, to Lessor, upon request of Lessor. Lessor and Lessee acknowledge and agree that the First Right of Refusal contained in the Parking Lease is and shall continue to be for the benefit of Lessor, and Lessee shall immediately notify Lessor of any event which would give rise to the right to exercise such Right of First

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Refusal, which shall be Lessor's sole right. Lessee further agrees that Lessee shall not modify the Parking Lease in any manner without the prior written consent of Lessor.

SECTION 1.2 - COMMENCEMENT OF TERM

     The Term of this Lease shall commence as of the date hereof (the "COMMENCEMENT DATE"). Lessee hereby accepts the Premises for occupancy in its current "as is" condition and acknowledges that the Premises are satisfactory and in conformity with the provisions of this Lease.

SECTION 1.3 - TIME OF RENTAL PAYMENTS

     The first rentals due under this Lease shall be payable in advance for any partial calendar month of occupancy on a prorated basis and thereafter on the first day of each calendar month in advance. Rental for a final partial calendar month of the Lease Term shall also be prorated.

SECTION 1.4 - LENGTH OF TERM

     The Term of this Lease shall be for twenty (20) years, commencing on the date set forth above and ending at 12:01 a.m. twenty (20) years thereafter, unless extended by written agreement of the parties. For all purposes of this Lease, the term "LEASE YEAR" shall mean (I) the initial one year period commencing on the date set forth above and ending at 12:01 a.m. twelve months thereafter and (II) each one year period thereafter, it being acknowledged by the parties that if the date set forth above is not the first day of a calendar month, such one year periods will begin and end DURING, rather than at the beginning and end of, a calendar month.

     ARTICLE II - RENT AND NONWAIVER OF CONDITIONS

SECTION 2.1 - BASE RENT

     Lessee shall pay to Lessor, as minimum guaranteed rental (the "BASE RENT") during the Term the following amounts:

     (a)  YEARS ONE (1) THROUGH TEN (10)

          Commencing on the first (1st) day of the commencement of the Term of this Lease and continuing through the last day of the tenth (10th) Lease Year of the Term of this Lease, the annual Base Rent shall be One Hundred Four Thousand Dollars ($104,000.00) per Lease Year payable by Lessee to Lessor in equal installments of Eighty-six Hundred Sixty-six Dollars Sixty-seven cents ($8,666.67) per month.

     (b)  YEARS ELEVEN (11) THROUGH TWENTY (20)

          (i) YEARS ELEVEN (11) THROUGH FIFTEEN (15). Commencing on the first (1st) day of the eleventh (11th) Lease Year of the Term hereof and continuing through the last day of the fifteenth (15th) Lease Year of the Term hereof, the annual Base Rent shall be an amount equal to the annual Base Rent during the initial ten (10) Lease Years of the Term, increased by an amount equal to the increase in the cost of living from three (3) months prior to the date of commencement

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of this Lease until three (3) months prior to the end of the initial ten (10)
Lease Years of the Term hereof, as reflected in the Consumer Price Index For All Items and Major Group Figures For All Urban Consumers published by the Bureau of Labor Statistics, US Department of Labor ("INDEX"), payable by Lessee to Lessor in equal monthly installments.

          (ii)  YEARS SIXTEEN (16) THROUGH TWENTY (20).  Commencing on the first
(1st) day of the sixteenth (16th) Lease Year of the Term hereof and continuing through the last day of the Twentieth (20th) Lease Year of the Term hereof, the annual Base Rent shall be an amount equal to the annual Base Rent during the previous five (5) Lease Years of the Term (Lease Years 11-15), increased by an amount equal to the increase in the cost of living from three (3) months prior to the date of commencement of the eleventh (11th) Lease Year of the Term until three (3) months prior to the end of the fifteenth (15th) Lease Year of the Term, as reflected in the Index, payable by Lessee to Lessor in equal monthly installments.

          (iii) SUCCESSOR INDEX. If there is no Consumer Price Index For All Items and Major Group Figures For All Urban Consumers published by the Bureau of Labor Statistics, US Department of Labor, at the times referred to above, then the most-nearly comparable successor, or if no successor exists, then the most reasonably comparable other index then being published, shall constitute, and be used as, the "INDEX" for purposes of this Lease.

     (c)  PAYMENT OF MONTHLY RENT

          The monthly rent shall be payable without prior demand therefor, in advance and as provided in Section 1.3 above. The rent shall be payable at the same place as Lessor may specify in writing from time to time for the giving of notices, as provided in Section 10.1 below, and Lessee shall continue to pay rent to the address so specified until written notice of a changed address is given by Lessor to Lessee in the manner so prescribed for the giving of notices. Unless and until otherwise instructed in a written instrument executed by both of the Lessors, one-half (1/2) of the monthly rent shall be paid to each of the Lessors. If the Commencement Date is other than the first day of a month, rent for the period commencing with and including the Commencement Date until the first day of the following month shall be prorated at the rate of one-thirtieth (1/30) of the fixed monthly rental charges per day and shall be due and payable upon the Commencement Date above referred to. In addition to the rental referred to above, unless and until otherwise directed by either of the Lessors in writing, Lessee shall continue to directly pay all rent and other moneys due pursuant to the Parking Lease referred to herein, when due pursuant to the terms thereof.

SECTION 2.2 - PERCENTAGE RENT

     (a)  DETERMINATION OF PERCENTAGE

          In addition to the annual Base Rent above provided for, Lessee shall pay to Lessor each Lease Year as additional rent, Percentage Rent equal to the amount, if any, by which six (6%) percent of Lessee's Gross Sales exceeds the annual Base Rent payable hereunder from time to time ("PERCENTAGE RENT"). The Percentage Rent shall be determined and payable semiannually on or before the 20th day following the close of each full six month period of the Term (excluding for this purpose a partial month at the beginning and end of the Term), based on Gross Sales for such

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period.  The first and last payments of Percentage Rents due hereunder shall include a percentage of Gross Sales for any partial months at the beginning and end of the Term. As soon as practical after the end of each rental year, but in any case within sixty (60) days thereafter, the Percentage Rent paid or payable for such rental year shall be adjusted between Lessor and Lessee on the basis of an audit or compilation of Lessee's books to be made by Lessee's certified public accountant, each party hereby agreeing to make such adjustment and to pay to the other, on demand, such amount as may be necessary to effect adjustment to the agreed Percentage Rent for the annual period.

     (b)  GROSS SALES DEFINED

          For the purpose of this agreement, the term "GROSS SALES" shall mean the actual sales prices of all food, beverages, goods, wares and merchandise sold and the actual charges for all services performed by Lessee or by any subtenant, licensee or concessionaire in, at or from the Premises, whether for cash, on credit or otherwise, (without reserve or deduction for inability or failure to collect) including, but not limited to, such sales and services (i) where the orders therefor originate in, at or from the Premises, whether delivery or performance is made from the Premises, or from some other place,
(ii) pursuant to mail, telephone, telegraph or other similar orders received at the Premises, (iii) by means of mechanical and other vending devices in the Premises, (iv) all deposits not refunded to purchasers, (v) as a result of transactions originating in, at or from the Premises, or (vi) which Lessee or any subtenant, licensee, or concessionaire, in the normal and customary course of its business, would credit or attribute to its operations at the Premises or any part thereof. Each sale upon installment or credit shall be treated as a sale for the full price in the month during which such sale shall be made, irrespective of the time when Lessee shall receive payment therefor.

     (c)  EXCLUSIONS FROM GROSS SALES

          The following shall be excluded from Gross Sales, namely: (i) any exchange of food, beverages or other goods sold between stores or other facilities of Lessee where such exchange is made solely for the convenient operation of the Lessee's business and not for the purpose of consummating a sale made in, at or from the Premises, (ii) returns to shippers or manufacturers, (iii) cash or credit refunds to customers on transactions otherwise included in Gross Sales, (iv) sales of fixtures, machinery and equipment after use thereof in the conduct of Lessee's business in the Premises,
(v) amounts collected and paid out by Lessee for any sales, excise or similar tax imposed by any duly constituted governmental authority, (vi) the amount of any discount on sales to employees.

     (d)  LESSEE'S RECORDS

          Lessee will keep and preserve for at least two years, at an office of the Lessee in Louisville, Kentucky, original or duplicate books and records which shall disclose all information required to determine Gross Sales, as above defined, the disposition of cash receipts and entries of credit sales, and such other information relating to or in support of the items comprising Gross Sales as may be reasonably required by Lessor. Lessor, its employees and accountants, shall have the right, during regular business hours, to inspect such books and records and to make any examination or audit thereof which Lessor may desire.
If such audit shall disclose a liability for

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rent of three percent (3%) or more in excess of the rentals theretofore paid by Lessee for such period, Lessee shall promptly pay to Lessor the cost of such audit in addition to the deficiency in rental, which deficiency shall be payable in any event.

     (e)  STATEMENTS TO BE FURNISHED BY LESSEE

          Lessee further covenants and agrees to supply to Lessor monthly statements of Gross Sales and in addition, at the time stated in Section 2.2(a) above, Lessee will deliver to Lessor a written statement signed by Lessee or by an authorized officer of Lessee, showing the Gross Sales, as above defined, made respectively, in each of the preceding six and twelve-month lease periods and not later than sixty (60) days after the close of each Lease Year, and after the termination of the Lease or any renewal thereof, Lessee will deliver to Lessor a certificate of a certified public accountant showing the amount of the Gross Sales, specifically stated to be as above defined, of the preceding year.

SECTION 2.3 - PAYMENT OF RENT - GENERAL

     All amounts payable by Lessee under this Lease shall be deemed to be rent and shall be payable and recoverable as rent in the manner herein provided, and Lessor shall have all rights against Lessee for default in any such payment as in the case of arrears of rent. Rent shall be paid to Lessor, without deduction or set-off, in legal tender of the United States of America, at the address of the Lessor as set forth in Section 10.1 of this Lease, or to such other person or at such other address as the Lessor may from time to time designate in writing. Lessee's obligation to pay rent shall survive the expiration or earlier termination of this Lease.

SECTION 2.4 - NONWAIVER OF CONDITIONS

     Extension of time for payment of rent, indulgence or change by Lessor of the mode or time of payment of rent upon any occasion shall not be construed as a waiver of the provisions of this Article or as requiring a similar extension, indulgence or change by Lessor on any subsequent occasion.

     ARTICLE III - CONDITIONS, TAXES AND UTILITIES

SECTION 3.1 - LEASE CONDITIONS

     The Premises are leased subject to the following conditions:

          (a) All conditions, restrictions and limitations, if any, now appearing of record;

          (b) Existing zoning ordinances which affect the Premises or which may hereafter exist during the Term of this Lease;

          (c) Easements for public utilities and easements of any public highways;

          (d) The terms and conditions of this Lease.

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SECTION 3.2 - ADDITIONAL RENT FOR REAL PROPERTY TAXES

     (a)  LESSEE OBLIGATION TO PAY REAL PROPERTY TAXES

          As Additional Rent hereunder, Lessee shall pay all Real Property Taxes (as hereinafter defined) applicable to the Premises during the Term, commencing
with those due and payable in calendar year 1995.   Lessee shall be responsible
for payment of all Real Property Taxes due for the year 1995, without proration, provided however, Lessee shall only be responsible for Lessee's proportionate share of any Real Property Taxes due for the last year of the Term of this Lease prorated based upon the number of days of said year during which the Premises are leased to Lessee. For all purposes of this Lease, the term "REAL PROPERTY TAXES" shall include any form of assessment, licensing, commercial rental tax, levy, penalty, ad valorem tax, or other tax (other than income, inheritance and estate taxes) imposed upon Lessor with respect to the Premises, or otherwise against or with respect to the Premises, by any authority having the direct or indirect power to tax, including any city, county, state or federal Government, and any school, agricultural or other improvement district thereof.

     (b)  NOTICE AND PAYMENT

          Following receipt by Lessor of the then current bills for Real Property Taxes due and payable in 1995 or later years during the Term, Lessor shall forward a copy thereof to Lessee. Within ten (10) days after receipt of such notice from Lessor, Lessee shall pay to Lessor any amount stated therein to be due.

     (c)  PERSONAL PROPERTY TAXES

          Lessee shall pay, prior to delinquency, all taxes assessed against or with respect to any trade fixtures, furnishings, equipment, or other personal property contained in the Premises. Any such taxes imposed upon or otherwise payable by Lessor shall be treated and included as Real Property Taxes which are subject to the provisions of Section 3.2 (a) hereof.

SECTION 3.3 - UTILITIES

     Lessee agrees to pay for all heat, water, sewer service charges, gas, electricity and other public utilities used in or about the Premises.

     Lessor does not represent or warrant the uninterrupted availability of utilities, which may be discontinued or temporarily diminished for any reason, whether by accident, emergency, causes beyond Lessor's control, or otherwise. Any such interruption shall not render Lessor liable to Lessee in damages by abatement of rent or otherwise, or relieve Lessee from the obligation to perform its covenants and agreements under this Lease.

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     ARTICLE IV -   LESSEE'S COVENANTS CONCERNING RENTS AND COMPLIANCE WITH
PARKING LEASE; LESSOR'S RIGHT OF ENTRY; USE OF PREMISES; ASSIGNMENT AND
SUBLETTING

SECTION 4.1 - PAYMENT OF RENTALS

     Lessee shall pay to Lessor, Lessor's heirs, successors in title and assigns or to Lessor's agent (if an agent is specifically designated by Lessor), the specified rent at the times and in the manner above provided.

SECTION 4.2 - ADDITIONAL RENTALS

     Lessee agrees to pay as additional rent any and all sums which may become due by reason of the failure of Lessee to comply with any of the covenants of this Lease and any and all damages, costs and expenses which Lessor may suffer or incur by reason of any default of Lessee or failure on Lessee's part to comply with the covenants of this Lease, and each of them.

SECTION 4.3 - LESSOR'S RIGHT OF ENTRY

     Lessor, its employees and agents, shall have the right to enter the Premises at all reasonable times for the purpose of examining or inspecting same, showing the same to prospective purchasers, mortgagees or tenants, and for making such repairs, alterations or improvements to the Premises as Lessor may deem necessary or desirable for the safety and preservation of the said Premises, but without any obligations to make repairs to the Premises. Lessor may enter the Premises by means of a master key and Lessor shall incur no liability for such entry.

SECTION 4.4 - USE OF PREMISES

     The Premises shall be used by Lessee for conduct of Lessee's restaurant business and such other activities as are incidental thereto, and shall not be used for any other purpose without the prior written consent of Lessor, which shall not be unreasonably withheld. Lessee shall not use the Premises in any manner constituting a violation of any ordinance, statute, regulation or order of any governmental authority. Lessee shall use the Premises in a safe, careful, proper and lawful manner and shall keep, operate and maintain the Premises in good condition, appearance and repair as provided in Section 6.1 hereof. Lessee shall not commit, or allow to be committed, any act of waste in, on or about the Premises. Lessee shall not create, maintain or permit any nuisance in the Premises, or permit any objectionable or offensive noise or odors to be emitted from the Premises, nor shall the Premises be used in any unlawful manner or for any illegal purpose. Lessee further agrees that Lessee shall not violate any environmental statutes or regulations, or permit or cause any "hazardous materials" as defined below, to be stored or used on, in, under or affecting all or any portion of the Premises or any surrounding areas, except DE MINIMIS amounts of such hazardous materials (such as cooking oils, cleaning solvents, etc.) used or stored on the Premises in connection with the ordinary course of Lessee's restaurant business and in compliance with all applicable laws, regulations, and rules governing the use and storage of such materials. Lessee hereby covenants and agrees, at its sole cost and expense, to indemnify, protect and hold harmless Lessor against and from any and all damages, losses, liabilities, obligations, penalties, claims,

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litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses (including, without limitation, reasonable attorneys' and experts' fees and disbursements) of any kind or of any nature whatsoever which may at any time be imposed upon, incurred by or asserted or awarded against Lessor or the Premises and arises from or out of or in connection with the use or placement of any hazardous materials by Lessee on, in or under any portion of the Premises or any surrounding areas, or the enforcement of this Lease. Lessee expressly agrees that it shall not permit or cause to be constructed on, at, or under the Premises any tanks or other containers to store hazardous substances. Hazardous substances shall include all "Hazardous Wastes" or "Hazardous Substances" as those terms are defined in Section 1004 of the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Section 6903 of the regulations promulgated under Section 3001 of RCRA, 42 U.S.C. Section 6921, Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C.
Section 9601(14), as such statutes may be modified or amended in the future.

SECTION 4.5 - ASSIGNMENT AND SUBLETTING

     This Lease may not be assigned, or the Premises sublet, without the prior written consent of the Lessor, which may not be unreasonably withheld. If Lessor consents to an assignment or sublease, Lessee and Guarantors shall nevertheless remain fully responsible and liable for the payment of rent and the performance of all of Lessee's obligations under the Lease; provided, however, that in the event of a default under the Lease, Lessor may, at its option, collect rent directly from the assignee or subtenant and such action shall not be construed as a novation or release of Lessee. A change in the majority ownership of Lessee shall be deemed to be an assignment of this Lease, for which Lessor's consent shall be required.

     ARTICLE V - ALTERATIONS AND LIENS

SECTION 5.1 - ALTERATIONS

     No alterations, additions or improvements to the Premises, except such as may be provided for in this Lease, shall be made without first having the consent, in writing, of Lessor, and in all events, Lessee shall bear all the costs thereof. Any improvements, additions or alterations made by Lessee after such consent shall have been given, including any and all fixtures installed, excepting trade fixtures, shall at Lessor's option remain on the Premises as the property of Lessor, or if directed by Lessor, shall be removed therefrom and the Premises restored to their original condition, ordinary wear and tear excepted, at the cost of Lessee, at the expiration or earlier termination of this Lease. Lessee shall, at Lessee's own cost, repair any damage caused by the removal of trade fixtures, restoring the Premises to their original condition at Lessee's own expense, ordinary wear and tear excepted.

SECTION 5.2 - LIENS

     Lessee agrees to save Lessor harmless on account of any claim or lien of mechanics, materialmen or others in connection with any alterations, additions or improvements of or to the Premises to which Lessor may have given its consent. Lessee will furnish such waiver or waivers of liens and appropriate affidavits from the general contractor or subcontractors as Lessor may require.

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Lessee shall not place weights on any portion of the Premises beyond the safe carrying capacity of the structure, nor overload the electric wiring. Lessee shall not encumber, attempt to encumber or permit the encumbrance of the Premises, this Lease, the Parking Lease Premises or the Parking Lease attached hereto as EXHIBIT "B" or any equipment (including replacements) herein referred to.

     ARTICLE VI -   MAINTENANCE AND REPAIR:

                    COMPLIANCE WITH LAW: SIGNS

SECTION 6.1 - MAINTENANCE AND REPAIR

     Lessee shall continuously keep, operate and maintain in good condition, appearance and repair and make any replacements to each and every part and portion of the Premises (as well as any personal property furnished by Lessor) at its own expense whether interior or exterior, structural or nonstructural, ordinary or extraordinary, foreseen or unforeseen, which may be necessary in order to keep the building, improvements and other portions of the Premises in good order and condition, whether required pursuant to law, rules, regulations or ordinances now existing or hereafter enacted, including, but not limited to, full responsibility for (i) the roof, foundations and structural portions of the Premises, and (ii) the heating and air-conditioning units and all other mechanical equipment, restaurant equipment, furniture and furnishings, plumbing, wiring and lighting (maintaining adequate illumination at all times for Lessee's own use and security), and (iii) all doors and plate glass, and (iv) the sidewalks, parking areas and driveways, and (v) each and every other portion of the Premises, and (vi) the premises described in the Parking Lease attached as EXHIBIT "B" pursuant to the terms thereof. Lessee shall at all times keep the Premises and improvements, equipment and the Premises described in the Parking Lease attached as EXHIBIT "B" (to the extent required therein) in a clean and neat condition, free of dirt, debris and other refuse and shall keep the sidewalks, parking areas and driveways clear, clean and unobstructed in any way and free from ice and snow and shall likewise maintain any plantings, shrubbery, flower beds and grass in suitable condition and appearance, all at Lessee's sole expense. The Premises are accepted by the Lessee in their present "as is" condition and Lessee further acknowledges that this is a "net-net-net" Lease. Lessee shall surrender the Premises at the expiration of the Term or at such other time as Lessee may vacate the Premises broom clean and in good order, condition and repair, excepting only ordinary wear and tear. Should Lessee fail to surrender the Premises as herein provided, Lessor may restore the Premises to such condition and make any necessary repairs or replacements, all at Lessee's expense.

     Lessor shall not be required to rebuild or to make any repairs, replacements or renewals of any nature or description to the Premises or to make any expenditures whatsoever in connection with this Lease or to maintain the Premises in any way. Lessee expressly waives any right contained in any law now or hereafter in effect to make any repairs at the expense of Lessor.

     If Lessee fails to perform any of its obligations as above referred to, then Lessor may (but shall have no obligation to) enter the Premises and perform such obligation without liability to Lessee for any loss or damage to Lessee thereby incurred, and Lessee shall pay Lessor for the cost

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thereof, plus twenty (20%) percent of such cost for overhead and supervision, within seven (7) days of receipt of Lessor's invoice therefor.

SECTION 6.2 - COMPLIANCE WITH LAW

     Upon receipt of notice from any duly constituted public authorities, Lessee shall comply with their lawful requirements and save Lessor harmless from penalties, fines, costs or damages resulting from Lessee's occupancy and use of the Premises.

SECTION 6.3 - SIGNS

     Lessee shall not be permitted to paint, place, erect or cause to be painted, placed or erected, signs in or about the Premises which are visible from the exterior of the Premises without first obtaining written consent from Lessor, which written consent shall not be unreasonably withheld. At or prior to the expiration of this Lease or any renewal thereof, Lessee shall remove any signs installed with Lessor's approval, and shall restore the walls and other portions of the Premises, to which any of the said signs were attached, to their former condition, ordinary wear and tear excepted. Lessee's current signs are hereby approved.

     ARTICLE VII - INSURANCE, WAIVER OF SUBROGATION AND INDEMNITY

SECTION 7.1 - INSURANCE

     During the Term of this Lease, Lessee shall obtain and keep in full force at all times during the Term of this Lease at its own expense:

                    (a) Fire insurance with extended coverage and water damage insurance in the name of Lessor for the full insurable value of the Premises (including all improvements, furniture, furnishings and equipment). Such policy shall provide for protection against all perils included within the classifications of fire, extended coverage, vandalism, malicious mischief and special extended perils (all risks) and the initial coverage shall be in the amount of no less than Six Hundred Thousand ($600,000) Dollars.


          (b) Fire insurance with extended coverage and water damage insurance in amounts sufficient to fully cover Lessee's improvements and all property (including equipment, inventory, merchandise and supplies) in or on the Premises which is not owned by Lessor.


          (c) Comprehensive Public Liability insurance in the name of Lessor, with Lessee named as additional insured, insuring Lessor and Lessee against all liability arising out of the

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          ownership, use, occupancy or maintenance of the Premises,
          with policy limits in amounts which are from time to time acceptable to Lessor, but not less than Five Million ($5,000,000) Dollars with respect to injuries to or death of, any persons on the Premises, or occurrences of any property damage caused on the Premises, whether or not caused by any of Lessor's or Lessee's employees, agents, representatives, guests or invitees.

          (d) Business interruption insurance in an amount sufficient to cover Lessee's business operating costs, including the rent and expenses for which Lessee is responsible under the terms of this Lease.

Policies for such insurance shall be in a form and with an insurer reasonably acceptable to Lessor, shall require at least thirty (30) days written notice to Lessor of termination or material alteration during the Term, and Lessor shall be named as an additional insured, as its interest may appear on each of the policies which are not issued directly in the name of the Lessor as the primary insured. Lessee shall promptly deliver to Lessor certified copies or other evidence of such policies, and evidence satisfactory to Lessor that all premiums thereon have been paid and the policies are in full force and effect.

SECTION 7.2 - WAIVER OF SUBROGATION

     It is agreed by the parties hereto that if the building, improvements or contents thereof shall be damaged or destroyed by an insured peril, then, and to the extent allowable without invalidating such insurance, and whether or not such damage or destruction was caused by the negligence of either party, neither party shall have any liability to any insurer for or in respect of such damage or destruction. Certificates evidencing the above shall be furnished to the Lessor upon request.

SECTION 7.3 - INDEMNITY BY LESSEE

     Lessee shall and does hereby hold Lessor harmless, and Lessor shall not be held responsible for and is hereby expressly relieved, from any and all liability by reason of any injury, loss or damage to any person or property in or about the Premises, however caused, whether the loss, injury or damage be to the person or property of Lessee or any other person.

     ARTICLE VIII - FIRE AND RECONSTRUCTION

SECTION 8.1 - FIRE AND RECONSTRUCTION

     Lessee shall use every reasonable precaution against fire and shall, in case of fire or other casualty, give immediate notice thereof to Lessor, who shall, unless the improvements on the Premises be so damaged that Lessor shall decide not to reconstruct same, thereupon cause the damage to be promptly repaired. During such period of repair, rent shall not be abated. If said improvements be so damaged that Lessor shall decide not to reconstruct same, either temporarily or permanently, then the Term shall cease and the accrued rent shall be paid up to the time of the fire or other casualty with no further obligation on either party hereunder to recognize this Lease if the improvements be later rebuilt. In the event that the Lessor elects not to rebuild, Lessor shall notify Lessee on or before ninety (90) days after said damage has occurred. Should Lessor elect to repair or rebuild the Premises, Lessee shall be responsible for payment of all costs and expenses, if any, in excess of the proceeds of insurance paid by reason of such casualty.

     ARTICLE IX - LESSEE'S DEFAULT, WAIVER AND POSSESSION

SECTION 9.1 - LESSEE'S DEFAULT

     In the event Lessee fails to pay all of the rent hereby reserved when due, or should Lessee fail for a period of ten (10) days after written notice by Lessor to comply with any of the other terms, covenants or conditions of this Lease, or if Lessee shall abandon or vacate the Premises or any part thereof before the end of said Term, or if Lessee shall be adjudicated bankrupt or insolvent according to law, or shall make an assignment for the benefit of creditors, or in the event of an involuntary assignment or attachment on or levy on Lessee's interest herein, or in the event Lessee defaults under the Parking Lease herein referred to, then and in any of said cases, Lessor may lawfully enter upon the Premises or any part thereof and repossess the same as of the former estate of Lessor and expel Lessee and those claiming under and through Lessee, and remove Lessee's effects, without being deemed guilty of any manner of trespass, and without prejudice to any remedies which might otherwise be used for arrears of rent or breach of covenants, and upon entry as aforesaid, this Lease shall terminate. Notwithstanding such termination, Lessee shall remain liable for any rent and other expenses for which Lessee is responsible, and damages which may be due or sustained prior thereto, and all reasonable costs, professional fees and expenses incurred by Lessor in leasing the Premises to another tenant (including repair and remodeling of the Premises for such tenant), and the Lessee shall further be liable for liquidated damages equal to the total rent and other expenses for which Lessee is responsible under the terms of this Lease which, but for termination, would have become payable during the unexpired portion of the Term remaining at the time of such termination, less the amount of rent, if any, which Lessor may receive during such period from others to whom the Premises may be rented on such terms and conditions and at such rent as Lessor in Lessor's sole discretion, shall deem proper. If such termination shall take place after the expiration of two (2) or more Lease Years of this Lease, then the Percentage Rent payable hereunder, if any, in each Lease Year after such termination, shall be conclusively presumed to be equal to the average Percentage Rent payable during such expired Lease Years. If such termination shall take place before the expiration of two (2) Lease Years of this Lease, then the Percentage Rent payable hereunder, if any, in each Lease Year after such termination shall be conclusively presumed to be equal to twelve
(12) times the average monthly amount of Percentage Rent, based upon Gross Sales during each such month. Such liquidated damages shall be payable immediately upon termination of this Lease under this section, unless Lessor, in its sole discretion, elects to receive such liquidated damages at another time or payable in different intervals, including Lessor's right to demand the continuous payment of such rent monthly on the date set forth herein for the payment of rent. The remedies provided in this Lease shall be cumulative and in addition to those which Lessor might otherwise be entitled either at law or in equity.

SECTION 9.2 - WAIVER BY LESSOR

     Waiver by Lessor of any breach of the terms hereof by Lessee or any indulgence by Lessor of Lessee as to the time of payment of any installment of rent at any time, or from time to time, shall not be construed to be a waiver of any subsequent breach or imply any future indulgence. The receipt of rent by Lessor after said rent is due and payable shall not be construed as a waiver of any default, and the receipt by Lessor of less than the full amount of rent due shall be a payment on account of rent and Lessor may accept such payment without prejudice to its right to recover the balance of the rent or to pursue any other remedies provided in this Lease. No endorsement or statement on any check or any letter accompanying any check, or payment as rent, shall be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance of such rent or payment, or to pursue any other remedy available to Lessor.

     ARTICLE X - NOTICES

SECTION 10.1 - NOTICES

     (a)  DELIVERY OF NOTICE

          All notices, demands, requests, consents, approvals, offers, counteroffers or other communications required or permitted under this Lease shall be in writing and (i) delivered by personal delivery to such intended recipient, which personal delivery shall be evidenced by a written receipt therefor signed by such recipient, (ii) sent by United States certified, registered or express mail, return receipt requested, postage prepaid, or by reputable express delivery service (such as Federal Express, UPS, airborne, Purolator, or DHL), fees prepaid, addressed to the intended recipient thereof, at the address listed for such party below, or at such other address as such party shall furnish in writing to the other parties to this Lease, or (iii) transmitted by fax to such intended recipient at the fax number listed for such party below (or such other fax number as such party shall furnish in writing to the other parties to this Lease), receipt of which transmission shall be confirmed by such recipient.

     TO LESSOR:               ABFAM, Inc.
                         Kentucky Home Life Building
                         239 S. 5th Street, 17th Floor
                         Louisville, KY  40202-3269
                         ATTN:  Leslie D. Aberson
                         Fax:  (502) 587-8656

     AND:                Douglass Ventures
                         1113 Red Fox Road
                         Louisville, KY 40205
                         ATTN:       Bruce J. Roth and David M. Roth
                         Fax:  (502) 425-1295

     TO LESSEE:          Blue Door - Bowling Green Joint Venture
                         A Kentucky Limited Partnership
                         13018 Settlers Point Trail
                         Louisville, KY  40226
                         ATTN:     Richard J. Reeves
                         Fax:  (502) 228-3682

     GUARANTORS:         Blue Door Restaurants, Inc.
                         13018 Settlers Point Trail
                         Louisville, KY  40226
                         ATTN:     Richard Reeves
                         Fax:  (502) 228-3682

                         Richard J. Reeves
                         13018 Settlers Point Trail
                         Louisville, KY  40226
                         Fax:  (502) 228-3682

     (b)  EFFECTIVE DATE OF NOTICE; RESPONSE PERIOD

          All such notices, demands, requests, consents, approvals, offers, counteroffers or other communications shall be effective (i) upon being personally delivered and properly receipted, or (ii) two (2) days after being properly addressed and deposited in the United States mail or with a reputable express delivery service or (iii) upon being transmitted by fax and properly receipted, as set forth above. However, the time period in which a response to any such notice, request, demand, consent, approval, offer, counteroffer or other communication must be given shall commence to run from the date of receipt of personal delivery, the date on the return receipt or express delivery receipt, or the date of confirmation of receipt of the fax, as the case may be, of the notice, request, demand, consent, approval, offer, counteroffer or other communication by the addressee thereof, provided, however, that if any party rejects delivery of any such notice, request, demand, consent, approval, offer, counteroffer or other communication properly sent by mail or express delivery service, or fails or neglects to accept delivery after two (2) attempts to so deliver by postal or express delivery authorities, as the case may be, the time period for a response shall commence two (2) days following the proper mailing or depositing with the express delivery service, as the case may be, of such notice, request, demand, consent, approval, offer, counteroffer or other communication.

     ARTICLE XI -   QUIET ENJOYMENT, VIOLATION OF LAW, AND HOLDING OVER

SECTION 11.1 - QUIET ENJOYMENT OF LESSEE

     Subject to the terms, conditions and covenants contained herein, Lessor covenants that Lessee, upon paying the rent and complying with the terms, covenants and conditions herein, shall and may peaceably and quietly have, hold and enjoy the Premises for the Term aforesaid.

SECTION 11.2 - VIOLATION OF LAW

     Notwithstanding any provisions of this Lease to the contrary, should any court of competent jurisdiction hold that the use of the Premises is unlawful, or contrary to any zoning regulation, or in violation of any restriction on the use of the Premises and such holding or judgment becomes final without further appeal, then and in that event, Lessor shall not be liable for any loss, cost, damage or expense which may be sustained by Lessee by reason of such ruling, and in such event Lessor or Lessee shall have the right to terminate this Lease at such time without either party having any further liability hereunder to the other, provided however that Lessee shall not be so released unless Lessee is not in default at such time and further providing Lessee is not at fault.
Lessee shall be responsible to comply with all terms of this Lease including the payment of rentals provided for herein until such time as the Lease is terminated in accordance with this section.

SECTION 11.3 - HOLDING OVER

     In the absence of a written agreement to the contrary, if Lessee should remain in occupancy of the Premises after the expiration of the Lease Term, or any formal extension thereof, Lessee shall remain only as a tenant from month-to-month, and all applicable provisions of this Lease shall also be applicable during such month-to-month tenancy.

SECTION 12.1 - CONDEMNATION

     If the whole or any part of the Premises shall be taken under the power of eminent domain, then this Lease shall terminate as to the part so taken on the day when Lessee is required to yield possession thereof, and Lessor shall make such repairs and alterations as may be necessary in order to restore the part not taken to useful condition. If the amount of the Premises so taken is such as to impair substantially the usefulness of the Premises for the purposes for which the same are hereby leased, then either party shall have the right to terminate this Lease as of the date when Lessee is required to yield possession, if such right to terminate is exercised on or before the date when Lessee is required to yield possession, unless another date is mutually agreed upon between Lessor and Lessee. All compensation awarded for such taking of the fee and the leasehold shall belong to and be the property of the Lessor and in no event shall Lessee have any claim against Lessor for the value of the unexpired Term of this Lease; provided, however, that the Lessor shall not be entitled to any portion of the award made to the Lessee for the cost of removal of its personal property.

     ARTICLE XIII - LIMITATION OF LESSOR'S LIABILITY

SECTION 13.1 - TRANSFER OF OWNERSHIP

     The term "Lessor" as used in this Lease so far as covenants or obligations on the part of Lessor are concerned shall be limited to mean and include only the owners at the time in question of the fee simple title to the Premises and in the event of any transfer or transfers of such fee simple title, the then grantor of the fee simple title shall be automatically relieved after the date of such transfer or conveyance of all liability as respects the performance of any obligations on the part of Lessor contained in this Lease thereafter to be performed, it being intended hereby that all the obligations contained in this Lease on the part of Lessor shall be binding upon Lessor and Lessor's assigns only during and in respect of their respective period of ownership of the fee simple interest in the Premises. Provided, however, no transferor shall be so relieved of liability hereunder until the transferee shall assume all obligations of Lessor hereunder in writing directed to Lessee.

SECTION 13.2 - LEASEHOLD ESTATE LIMITATION

     Notwithstanding any provision in this Lease to the contrary, Lessee agrees that Lessee shall look solely to Lessor's interest in the Premises in the event of any default or breach by Lessor with respect to any of the terms and provisions of this Lease on the part of the Lessor to be performed or observed, and no other assets of Lessor shall be subject to levy, execution, or other judicial process of/or award for the satisfaction of any claim by Lessee.

SECTION 13.3 - LESSEE'S WAIVER OF CLAIMS

     Lessor and Lessor's agents, employees and contractors shall not be liable for, and Lessee hereby releases them from any and all claims for and damage to person or property sustained by Lessee or any person claiming through Lessee resulting from any fire, accident, occurrence or condition in or upon the Premises (including all improvements, the parking lot, walkways and land) of which they are a part, including, but not limited to, such claims for damages resulting from (i) any defect in or failure of plumbing, heating or air-conditioning equipment, electrical wiring or installation thereof, water pipes, stairs, railing, walks, parking areas and drives; (ii) any equipment or appurtenance becoming out of repair; (iii) the bursting, leaking or running of any tank, wash stand, water closet, waste pipe, drain or any other pipe or tank in, upon or about the building or Premises; (iv) the backing up of any sewer pipe or downspouts; (v) the escape of steam, water or gas; (vi) water being upon or coming through the roof or any other place upon or near such building or Premises or otherwise; (vii) the falling of any fixtures, plaster or stucco; (viii) broken glass; and (ix) any act or omission of covenants by Lessor.

     ARTICLE XIV -  SUBORDINATION OF LEASE TO MORTGAGE AND ESTOPPEL CERTIFICATE

Section 14.1 - SUBORDINATION OF LEASE TO MORTGAGE

     On written request by Lessor, Lessee shall execute and deliver to Lessor or Lessor's designate, an agreement subordinating this Lease to any mortgage upon the Premises; provided, however, such subordination shall be upon the express condition that the validity of this Lease shall be recognized by the Mortgagee, and that, notwithstanding any default by the Mortgagor with respect to said mortgage or any foreclosure thereof, Lessee's possession and right of use under this Lease in and to the Premises shall not be disturbed by such Mortgagee unless and until Lessee shall commit an uncured default hereof, and this Lease or Lessee's right to possession hereunder shall have been terminated in accordance with the provisions of this Lease.

     If Lessor desires to finance or refinance the Premises, or any part thereof, Lessee and Guarantors hereby agree to deliver to Lessor and any lender designated by Lessor such financial statements and tax returns as may be reasonably required by such lender. All such financial statements and tax returns shall be received by Lessor and such lender in confidence and shall be used only for the purpose herein set forth. In addition, Lessor shall have the right from time to time to request financial statements and tax returns of Lessee and Guarantors for any other legitimate purpose, including Lessor satisfying itself that the financial condition of Lessee and Guarantors adequately secures this Lease.

SECTION 14.2 - ESTOPPEL CERTIFICATE

     Within ten (10) days following receipt of a written request from Lessor, Lessee shall execute, acknowledge and deliver to Lessor or to any prospective lender or purchaser designated by Lessor, a written statement certifying (1) that this Lease is in full force and effect and unmodified or, if modified, stating the nature of such modification, (2) the date to which rent has been paid, and (3) that there are not, to Lessee's knowledge, any uncured defaults, or specifying such defaults, if any are claimed. In the event Lessee fails to execute such written statement, then Lessee hereby gives Lessor, Lessee's power of attorney to prepare and execute in behalf of Lessee, such estoppel certificate.

     ARTICLE XV -   INTEREST ON ARREARAGE; LITIGATION; GUARANTEE; AND OPTION TO
PURCHASE

SECTION 15.1 - INTEREST ON ARREARAGE

     All arrearages in the payment of rent or in the payment of any other amounts which become due under the terms of this Lease shall bear interest from the date when due and payable at the maximum lawful rate, and if none, then at the rate of eighteen (18%) per cent per annum, until paid. Notwithstanding the above, in order to recover extra expenses involved in handling delinquent payments, Lessee shall pay a "late charge" of TWO HUNDRED FIFTY ($250) DOLLARS when any installment of rent is paid more than seven (7) days after the due date thereof. It is expressly understood that the "late charge" is for the extra expense incurred by the Lessor in processing the delinquency.

SECTION 15.2 - LITIGATION

     In the event that Lessor shall, without fault on Lessor's part, be made a party to any litigation commenced by or against Lessee (except litigation commenced by Lessee against Lessor for non-performance of the terms, covenants and agreements contained in this Lease on the part of Lessor to be kept or performed), then Lessee shall furnish legal representation to Lessor of Lessor's choice and pay all costs, damages and expenses incurred in connection with such litigation.

SECTION 15.3 - GUARANTEE

     In consideration of Lessor entering into the within Lease with Lessee, and as a condition thereof, Guarantors hereby guarantee unto Lessor, Lessor's legal representatives, successors and assigns, the payment of rent and additional rent and all other payments to be made by Lessee under this Lease and the full performance and observance by Lessee of all the other terms, covenants, conditions and agreements herein provided to be performed and observed by Lessee, for which the Guarantors shall be jointly and severally liable with the Lessee, without requiring any notice of nonpayment, nonperformance or nonobservance, or proof of notice or demand, all of which the Guarantors hereby expressly waive. The Guarantors expressly agree that Lessor may proceed against the Guarantors (or either of them) before or after or simultaneously with proceeding against Lessee for default.
 This Guarantee shall not be terminated, effected or impaired in any way or manner whatsoever by reason of the assertion by Lessor against Lessee of any of the rights or remedies reserved to Lessor pursuant to the provisions of this Lease, or by reason of summary or other proceedings against Lessee, or by the omission of Lessor to enforce any of its rights against Lessee, or by reason of any extension of time or indulgence granted by Lessor to Lessee. The Guarantors further covenant and agree (1) that Guarantors will be jointly and severally bound by all of the provisions, terms, conditions, restrictions and limitations contained in this Lease, the same as though Guarantors were named herein as Lessee, and (2) that this Guarantee is absolute and unconditional and shall remain and continue in full force and effect as to any renewal, extension, option, amendment, addition, assignment, sublease, transfer or other modification of this Lease, whether or not Guarantors shall have knowledge or have been notified of or consented to any such renewal, extension, option, amendment, addition, assignment, sublease, transfer or other modification of this Lease. If Lessor at any time is compelled to take any action or proceeding in Court or otherwise to enforce or compel compliance with the terms of this Guarantee, the Guarantors shall, in addition to any other rights or remedies to which Lessor may be entitled hereunder or as a matter of law or in equity, be obligated to pay all costs, including attorneys' fees, incurred or expended by Lessor in connection therewith. All obligations and liabilities of Guarantors pursuant to this Guarantee shall be binding upon the Guarantors and their successors.

SECTION 15.4 - OPTION TO PURCHASE

     Lessor hereby grants unto Lessee the right and option to purchase the real estate described in the attached EXHIBIT "A", together with the improvements and appurtenances thereto ("OPTION"). The Option may be exercised at any time between January 1, 1999, and April 30, 1999, at which time this Option shall expire unless properly exercised. The Purchase Price shall be an amount equal to Eight Hundred Thousand ($800,000) Dollars increased by an amount equal to the increase, if any, in the cost of living from three (3) months prior to the date of commencement of this Lease until April 1, 1999, as reflected in the Index. The purchase price shall paid all cash at the time of closing.

     Lessee shall exercise the Option herein granted by giving Lessor no less than sixty (60) days prior written notice thereof together with a good faith deposit of FIFTY THOUSAND ($50,000.00) DOLLARS payable by certified check to Lessor. Closing shall take place on July 1, 1999, at a place determined by Lessor, unless another time, date or place is agreed upon by the parties. Title shall be conveyed to Lessee in fee simple and with covenant of Special Warranty, free and clear of all liens and encumbrances excepting (i) any 1st Mortgage lien against the property then existing, which shall assumed by purchaser with proper credit against the purchase price, and (ii) taxes due and payable in the year of closing and all subsequent taxes which Lessee shall assume and agree to pay and
(iii) all restrictions, stipulations, easements, covenants, conditions, limitations, zoning ordinances and other matters of record affecting said property. In the event of default under the terms of this Lease or termination of this Lease for any reason whatsoever, or upon expiration of the Option period without exercise of the Option, then and in any such event, Lessee's right to exercise the above Option shall terminate and said Option shall be null and void. The Option herein granted is personal to the Lessee and can not be assigned, transferred or conveyed to any other person, firm or entity, except with the consent of Lessor, which may be arbitrarily withheld.

     In the event Lessor has acquired title to the Parking Lease Premises described in the Parking Lease attached hereto as EXHIBIT "B", then Lessee shall be obligated, upon exercise of the Option to purchase the Premises as above referred to, to acquire the Parking Lease Premises simultaneously upon the same terms and conditions referred to above, excepting that the purchase price thereof shall be an amount equal to the amount paid by Lessor to acquire said property increased by an amount equal to the increase in the cost of living from three (3) months prior to the date of closing of purchase of said property until April 1, 1999, determined as above provided. In the event Lessor has not acquired said property as of the date of closing, then Lessor agrees to reassign to Lessee all of Lessor's right, title and interest in and to the Right of First Refusal to acquire the premises described in the Parking Lease, or if previously assigned to Lessor by Lessee, the Parking Lease itself, if such Parking Lease is in force and effect at such time.

     ARTICLE XVI - GENERAL

SECTION 16.1 - MAINTAINING REGULAR HOURS

     Lessee agrees to occupy the Premises fully staffed upon the Commencement Date referred to in Section 1.2 hereof and thereafter to conduct within one hundred (100%) percent of the Premises the business permitted herein and to remain open for business during regular and customary hours established by other like businesses in the general area. Lessee shall not vacate or abandon the Premises at any time during the Term without Lessor's written consent.

SECTION 16.2 - BROKER'S COMMISSION

     Each of the parties represents and warrants that there are no claims for brokerage commissions or finders fees in connection with the execution of this Lease. Each of the parties shall indemnify the other against, and hold the other harmless from all liabilities arising from any such claim including, without limitation, the cost of counsel fees in connection therewith.

SECTION 16.3 - RELATIONSHIP OF THE PARTIES

     Nothing contained in this Lease shall be deemed or construed by the parties hereto, or by any third party, as creating the relationship of principal and agent, partnership, or joint venture between or among any of the parties.

SECTION 16.4 - APPLICABLE LAW

     This Lease shall be construed under the laws of the Commonwealth of Kentucky wherein the Premises are situated.

SECTION 16.5 - ENTIRE AGREEMENT

     This Lease, and any riders, addendums or exhibits attached hereto and forming a part hereof, set forth all the promises, agreements, conditions and understandings between Lessor or Lessor's agent and Lessee or Lessee's agent relative to the Premises, and there are no other promises, agreements, conditions or understandings, either oral or written, between them other than those herein set forth. No subsequent alteration, amendment, change or addition to this Lease shall be binding upon Lessor or Lessee unless reduced to writing and signed by them, and by direct reference therein made a part hereof.

SECTION 16.6 -CAPTIONS, ETC.

     The various captions used in this Lease are for convenience of reference only and shall not in any way limit or amplify the terms hereof.

SECTION 16.7 - BINDING EFFECT

     Except as may be otherwise specifically provided herein by the execution of this Lease, Lessor, Lessee and Guarantors do hereby bind themselves, their heirs, administrators, executors, successors and permitted assigns, to all of its terms, covenants and conditions. Further, except as may be otherwise specifically referred to herein, the term "Lessor", "Lessee" or "Guarantors" includes the heirs, executors, administrators, successors, assigns, committee, curator, trustees and receivers of Lessor, Lessee or Guarantors, as the case may be.

SECTION 16.8 - SEVERABILITY AND INVALIDITY

     The invalidity or unenforceability of any provision hereof shall not affect or impair any other provisions hereof; provided, however, should any provision hereof providing for the payment of any rents, compensation or reimbursement to Lessor be invalid or unenforceable, Lessor may, at its sole option, terminate this Lease at any time giving Lessee ten (10) days' prior written notice of such election to terminate.

SECTION 16.9 - GENDER

     The use of any gender in this Lease shall include all other genders, the singular shall include the plural, and the plural shall include the singular, as the context may require.

SECTION 16.10 - COUNTERPARTS

     This Lease may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

SECTION 16.11 - FURTHER ASSURANCES

     From time to time, at any party's request and without further consideration, each party shall execute and deliver such further instruments, and take such other actions as the requesting party may reasonably request, in order to more effectively implement the transactions contemplated herein.

     IN TESTIMONY WHEREOF, the parties have executed this Lease as of the 1st day of April, 1995.

                              LESSOR:

                              ABFAM, INC.
                              A KENTUCKY CORPORATION

                              BY: /s/ Leslie D. Aberson
                                  --------------------------------
                                   LESLIE D. ABERSON, PRESIDENT

                              DOUGLASS VENTURES
                              A KENTUCKY GENERAL PARTNERSHIP

                              BY:  /s/ David M. Roth
                                  --------------------------------
                                   DAVID M. ROTH, GENERAL PARTNER

                              LESSEE:

                              BLUE DOOR - BOWLING GREEN JOINT VENTURE

                              BY:  BLUE DOOR RESTAURANTS, INC.
                                   A KENTUCKY CORPORATION, MANAGING JOINT
                                   VENTURE PARTNER

                                   BY: /s/ Richard J. Reeves
                                       ------------------------------
                                        RICHARD J. REEVES, PRESIDENT

                              GUARANTORS:

                              BLUE DOOR RESTAURANTS, INC.,
                              A KENTUCKY CORPORATION


                              BY:  /s/ Richard J. Reeves
                                   -------------------------------
                                   RICHARD J. REEVES, PRESIDENT

                              /s/ Richard J. Reeves
                              -------------------------------------
                              RICHARD J. REEVES, INDIVIDUALLY

                                     Exhibit "A"



                                  LEGAL DESCRIPTION


That certain real property and located in Bowling Green, Warren County, Kentucky, as more particularly described below, together with all improvements thereon and fixtures and appurtenances thereto and together with any fixtures, buildings, or other improvements or alterations constructed, added, or made by Lessor or Lessee during the Term in accordance with the provisions of this
Lease:

          DESCRIPTION:

          BEGINNING at an iron pin in the intersection of the East right of way of Scottsville Road and the North right of way line of Ashley Street; thence with Scottsville Road North 25 degrees 18 minutes 41 seconds W 175 feet; thence leaving said right of way North 64 degrees 41 minutes 17 seconds E 275 feet to a point; thence S 25 degrees 18 minutes 41 seconds E 175 feet to the North right of way line of Ashley Street; thence with said right of way line S 64 degrees 41 minutes 17 seconds W 275 feet to the point of beginning and being Lot No. 54 of the Hartland Subdivision, Section 7, as recorded in Plat Book 23, Page 7, in the Office of the Warren County Court Clerk.

          SOURCE OF TITLE:

                    BEING the same property conveyed to Lessor by Deed from BLUE DOOR RESTAURANTS, INC., dated the 18th day of July, 1994, and recorded in Deed Book ____,
          Page ____, in the Office of the Warren County Court Clerk.

                                                                    Exhibit "B"

                                   PARKING LEASE



                           COPY OF PARKING LEASE FOLLOWS

                                    LEASE

THIS LEASE, made and entered into in duplicate on this the 31st day of October, 1994, by and between R. HARVEY JOHNSTON, III, and his wife, SARAH O. JOHNSTON (acting by and through her attorney in fact, R. Harvey Johnston, III), whose address is 2438 Ewing Ford Road, Bowling Green, Kentucky, 42103, hereinafter collectively referred to as the "Lessor"; and BLUE DOOR RESTAURANTS, INC., A Kentucky corporation, whose address is

______________________________________________________________________________,
hereinafter referred to as the "Lessee."

WITNESSETH:

     WHEREAS, the Lessor will own that certain real estate with no improvements thereon known as Lot No. 55 of the Hartland Commercial Subdivision located on Fairway Street in the City of Bowling Green, Warren County, Kentucky, 42103; and,

     WHEREAS, the Lessor desires to lease unto the Lessee, and the Lessee desires to lease from the Lessor, that certain real estate and the appurtenances thereunto as described herein.

     NOW THEREFORE, for and in consideration of the mutual covenants, terms, and conditions contained herein, it is agreed as follows:

     I. LEASED PREMISES. The Lessor hereby leases unto the Lessee that certain real estate with no improvements located thereon known as Lot No. 55 of the Hartland Commercial Subdivision as highlighted in yellow on that plat attached hereto as Exhibit "A" and made a part hereof and located on Fairway

Street in the City of Bowling Green, Warren County, Kentucky, 42103, and all the appurtenances thereunto in its "AS IS, WHERE IS" condition (hereinafter referred to as the "Leased Premises").

     II. TERM. The term of this Lease shall commence the 1st day of Nov., 1994, and continue for a period of five (5) years through the 31st day of Oct., 1999.

     III. RENT. A) AMOUNT: The Leesee agrees to pay to the Lessor during the first year of this Lease, an annual fixed rent in the sum of EIGHTEEN THOUSAND AND NO/100 DOLLARS ($18,000.00). The fixed rent shall be payable in monthly installments of ONE THOUSAND, FIVE HUNDRED AND NO/100 DOLLARS ($1,500.00) by the Lessee in advance on the first day of each month, commencing on the 1st day of Nov., 1994. During the second and third years of this Lease, the Lessee agrees to pay to the Lessor an annual fixed rent in the sum of TWENTY-FOUR THOUSAND AND NO/100 DOLLARS ($24,000.00) per year. The fixed rent shall be payable in monthly installments of TWO THOUSAND AND NO/100 DOLLARS ($2,000.00) in advance on the first day of each month. During the fourth and fifth years of this Lease, the Lessee agrees to pay to the Lessor an annual fixed rent in the sum of THIRTY THOUSAND AND NO/100 DOLLARS ($30,000.00) per year. The fixed rent shall be payable in monthly installments of TWO THOUSAND, FIVE HUNDRED AND NO/100 DOLLARS ($2,500.00) in advance on the first day of each month.

     B) PAYMENT. All payments of rent shall be made by the Lessee to the Lessor without demand or notice to P.O. Box 4000,

Bowling Green, Kentucky, 42102-4000, or such place as the Lessor may from time to time designate in writing. All rent shall be payable in current legal tender of the United States of America, as the same is then, by law, designated. Rent shall be paid to the Lessor on the 1st day of each month; all successive rental payments shall be paid pursuant to Paragraph III (A) hereinabove. If any rent payment is not received by the Lessor by the tenth
(10th) day of the month, the Lessee will pay unto the Lessor a late charge or ONE HUNDRED AND NO/100 DOLLARS ($100.00).

    IV. SECURITY DEPOSIT. The Lessor acknowledges receipt of the sum of _______________________________________________ DOLLARS ($_________), which sum shall be a security deposit to be held by the Lessor as security for any unpaid rent or damage to the Leased Premises by the Lessee.

     V. UTILITIES. The Lessee shall pay all utility charges upon the Leased Premises, including, but not limited to, water, electricity, gas, sewer, sanitation, and other power or utility services used on or in connection with the Leased Premises and will hold the Lessor harmless for payment of same. The Lessee shall pay all utility deposits.

     VI. MAINTENANCE OF PREMISES LEASED. The Lessee shall be responsible for all routine maintenance to the Leased Premises. The Lessee will not commit waste to the Leased Premises and the Lessee shall maintain the Leased Premises in as good a condition as now exists, ordinary wear and tear excepted.

     The Lessee shall not make any alterations or improvements to the Leased Premises without the prior written consent of the Lessor, which consent shall not be unreasonably withheld. If permission is so granted, the Lessee shall make such alterations and improvements in accordance with applicable laws and building codes and in a good and workmanshiplike manner, and shall provide the Lessor with lien waivers if requested. Further, the Lessee does hereby fully and completely indemnify the Lessor against any mechanic's liens or other liens or claims in connection with the making of such alterations or improvements. All permanent improvements, replacements, and betterments made by the Lessee shall become the property of the Lessor on the expiration of this lease; provided however, that this shall not include equipment and all other personal property of the Lessee, which shall remain the Lessee's property and shall be removable prior to the end of this lease; provided that the Lessee shall restore completely any damage to the Leased Premises resulting from such removal prior to the termination of this lease.

     VII. TAXES. The Lessee shall pay all ad valorem real property taxes assessed against the Leased Premises, including real estate and improvements for calendar year 1995 and all subsequent years during the term of this lease. The Lessor shall pay all ad valorem real property taxes assessed against the Leased Premises, including real estate and improvements for calendar year 1994.

    VIII. LIABILITY INSURANCE AND INSURANCE. The Lessee shall maintain a comprehensive liability policy of insurance protecting the Lessee and the Lessor against any liability occasioned by accident on or about the Leased Premises, the limits of such insurance not to be less than One Million and no/100 Dollars ($1,000,000.00) in respect to one occurrence, which policy or policies of insurance shall be endorsed to reflect that the Lessor is named an additional insured thereon. The Lessee agrees to indemnifiy the Lessor against and to hold the Lessor harmless from any and all claims or demands for loss or damage to property or for injury or death to any person from any cause whatsoever while in, upon, or about the Leased Premises.

     IX. ADDITIONAL RENT. All taxes, charges, costs, and expenses which the Lessee is required to pay hereunder, together with all interest and penalties that may accrue thereon in the event of the Lessee's failure to pay such amounts, and all damages, costs, and expenses which the Lessor may incur by reason of any default of the Lessee or failure on the Lessee's part to comply with the terms of this lease shall be deemed to be additional rent and, in the event of non-payment by the Lessee, the Lessor shall have all the rights and remedies with respect thereto as the Lessor may have for non-payment of the basic rent.

     X. CONDEMNATION. In the event all or any portion of the Leased Premises are condemned by any public authority so as to materially interfere with the conduct of the Lessee's business, this Lease may be terminated by the Lessee. Any condemnation award for the land and/or improvements shall be the sole property of the Lessor.

    XI. Warranties by Lessor. The Lessor warrants that it is the equitable owner of a good and marketable title to the Leased Premises in fee simple, fully marketable in all respects, except ad valorem real property taxes, all existing easements for public roads and public utilities, rules and regulations of the City-County Planning commission of Warren County, Kentucky, all building and use restrictions applicable to the Leased
Premises, and any mortage lien indebtedness of the Lessor. Further, the Lessor warrants that it has the full right and power to enter into this Lease.

   XII. USE OF LEASED PREMISES. It is understood by and between the parties hereto that the Lessee shall utilize the Leased Premises in accordance with all laws of the United States of America, the Commonwealth of Kentucky, and those applicable zoning laws and other governmental regulations. Further, the Lessee shall use the Leased Premises for a parking lot and shall not use the Leased Premises for any other purpose without the prior written consent of the Lessor, which consent shall not be unreasonably withheld.

   XIII. DEFAULT. The following shall constitute events of default:

      A) Non-payment when due of any rental payment under this Lease which is not remedied within five (5) days after written notice from the Lessor;

      B) Non-payment when due of any insurance premium, fee or other charge under this Lease which is not remedied within five (5) days after written notice from the Lessor;

      C) A breach or failure of performance by the Lessee of any provision under this Lease which is not remedied within five (5) days after written notice from the Lessor;

      D) The Lessee (1) files a petition in bankruptcy or for the approval of a plan of reorganization or arrangement under the Bankruptcy Code which now exists or as may be amended, or an admission seeking relief therein provided; (2) is unable or admits in writing its inability to pay its debts as they become due; (3) makes an assignment for the benefit of creditors; (4) has a receiver appointed, voluntarily or otherwise, for its property; (5) is adjudicated a bankrupt; (6) becomes insolvent, however, otherwise evident; or

      E) The Lessee assigns, encumbers, mortgages, subleases or permits the Leased Premises or any part thereof to be used or occupied by any other person(s) or entity(ies) without the prior written consent of the Lessor.

      In the event that the Lessee becomes and remains in material default as defined above for a period of five (5) days after written notice of same by the Lessor, the Lessor may, at its option, terminate this Lease and re-enter the Leased Premises, in which event this lease shall become null and void; provided however, re-entry under the provision of this paragraph shall not act as a release of the Lessee for any rentals due hereunder which have accrued at the time of the default or which would accrue over the remaining term of this Lease. Further, the Lessor may recover from the Lessee all payments due under this lease and claim a landlord's lien against the property of the Lessee and the Lessee grants unto the Lessor a landlord's lien in the event of default under the provisions of this Lease. In the event that the Lessor incurs any expenses, including collection or attorney's fees and court costs, by reason of default or the breach by the Lessee of any of the terms, covenants, and conditions contained herein, the Lessee agrees to reimburse the Lessor the aforesaid expenses.

Any notice required under the terms and conditions of this Lease shall be given by certified mail, return receipt requested, to the addresses of the Lessor and the Lessee as appear on Page 1 of this Lease.


    XIV. ENTRY AND INSPECTION. The Lessee shall permit the Lessor and its agents to enter the Leased Premises at all reasonable times and upon reasonable notice for any of the following purposes: A) to inspect the same;
B) to maintain the Leased Premises; C) to make such repairs to the Leased Premises as the Lessor may elect to make; D) to post notices ofnon-responsibility for alterations or additions or repairs; and E) to further market for sale the Leased Premises. "Market" shall include advertising, the placing of a sign on the Leased Premises, and the showing of the Leased Premises at reasonable times as determined by the Lessor in its sole discretion. The

Lessor shall have such right of entry and the right to fulfill the purpose thereof without any rebate of rent to the Lessee for any loss of occupancy or quiet enjoyment of the Leased Premises thereby occasioned.

     XV. SUBLETTING AND ASSIGNING. The Lessee shall not assign, mortgage, encumber, lease, sublet, or permit the Leased Premises or any part thereof to be used by others without the prior written consent of the Lessor. If this Lease is assigned or if the Leased Premises or any part thereof is sublet or occupied by an person(s) or entity(ies) other than the Lessee, the Lessor may, after default by the Lessee, collect rent form the assignee, subtenant, or occupant, and apply the net amount collected to the rent herein reserved. No such assignment, subletting, occupancy, or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant, or occupant as tenant, or release of the Lessee from the further performance by the Lessee of the covenants in this Lease. Consent by the Lessor to any assignment, subletting, or occupancy shall not be construed to relieve the Lessee from obtaining the written consent of the Lessor to any further assignment, subletting, or occupancy by any perosn(s) or entity(ies) other than the Lessee.

     XVI. SUBORDINATION. The Lessee agrees to cooperate with the Lessor in any sale or refinancing of the Leased Premises and to that end, the Lessee agrees, if requested by the Lessor, to subordinate in writing its interest in the Leased Premises or its lease to the lien of any mortgage securing indebtedness placed on the Leased Premises by the Lessor.

   XVII. RIGHT OF FIRST REFUSAL. It is agreed and understood that in the event the Lessor decides to sell the Leased Premises, the Lessor will extend to the Lessee by written notice, the right of first refusal to purchase the Leased Premises upon such terms and conditions as determined by the Lessor. The Lessee must exercise the right of first refusal by giving written notice within fifteen (15) days after the Lessee's receipt of written notice from the Lessor and the Lessee must close said transaction within thirty (30) days of the Lessee's receipt of the original written notice from the Lessor.

  XVIII. SEVERABILITY. If any provision of this Lease shall be declared invalid or unenforceable, the remainder shall continue in full force and effect.

   IXX. SUCCESSORS AND ASSIGNS. This Lease shall be binding upon and inure to the benefit of the parties hereto, their successors and/or assigns.

    XX. ENTIRE AGREEMENT. This Lease contains the entire agreement between the parties hereto, is a total integration thereof and may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification and/or discharge is sought.

   XXI. GOVERNING LAW. This Lease shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Kentucky.

  XXII. GRAMMATICAL USAGE. In construing this Lease, neuter pronouns shall be substituted for those masculine in gender and vice versa, and plural terms shall be substituted for those singular and singular for plural in any place in which the context so requires.

 XXIII. REMEDIES CUMULATIVE. The specified remedies to which the Lessor may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any remedies or means of redress to which the Lessor may be lawfully entitled in case of any breach or threatened breach by the Lessee of any provisions of this Lease.

  XXIV. RECORDING. This Lease shall not be recorded for any public inspection by the parties hereto; provided however, that a Memorandum of Lease may be placed of record by either of the parties hereto, same to reflect only the parties to this Lease and the Leased Premises which are affected by this Lease.

  XXV. AUTHORITY. The Lessor and the Lessee warrant that the parties executing this Lease on its behalf do so by virtue of proper authority granted by resolutions appropriately adopted pursuant to the By-laws of such corporation.

       IN TESTIMONY WHEREOF, witness the signatures of the authorized representatives of the parties hereto on this the day and date first above written.

                                      LESSOR:


                                      /s/ R. HARVEY JOHNSTON, III
                                      ----------------------------
                                      R. HARVEY JOHNSTON, III


                                      /s/ SARAH O. JOHNSTON
                                      --------------------------------
                                      SARAH O. JOHNSTON (acting by and
                                      through her attorney in fact,
                                      R. Harvey Johnston, III)



                                      LESSEE:

                                      BLUE DOOR RESTAURANTS, INC., A
                                      Kentucky corporation


                                      By: /s/ R. J. Reeves
                                         ------------------------------

ATTEST:

/s/ R. J. Reeves
---------------------------------
Secretary



COMMONWEALTH OF KENTUCKY )
                         )SS
COUNTY OF WARREN         )

     The foregoing instrument was acknowledged before me this the 31st day of October ,1994, by R. HARVEY JOHNSTON, III, and his wife, SARAH O. JOHNSTON (acting by and through her attorney in fact, R. Harvey Johnston, III), Lessor.

                                      Deborah L. Wade (now Peeples)
                                      ----------------------------
                                      NOTARY PUBLIC


                                      My Commission Expires: 6/27/95

STATE OF KENTUCKY   )
                    )SS
COUNTY OF JEFFERSON )

    The foregoing instrument was acknowledged before me this the 2 day of November, 1994, by Richard Reeves and Richard Reeves, to me personally known are the President and Secretary of BLUE DOOR RESTAURANTS, INC., a Kentucky corporation, Lessee, and that said instrument was signed on behalf of said corporation by proper authority and was the act of the corporation for the purposes stated above.



                                      Illegible
                                      ----------------------------
                                      NOTARY PUBLIC


                                      My Commission Expires: 6/17/96